EXHIBIT 10.2
AMENDMENT AND SUPPLEMENT
THIS AMENDMENT AND SUPPLEMENT (this “Amendment and Supplement”) is entered into as of November 12, 2016 (the “Effective Date”), to the Registration Rights and Stock Restriction Agreement, dated as of February 4, 2015 ( the “Agreement”) by and among Innovus Pharmaceuticals, Inc., a Nevada corporation (“Acquiror”), and Novalere Holdings, LLC, a Delaware limited liability company (“Stockholder”). Acquiror and Stockholder each, a “Party,” and together, the “Parties.”
RECITALS

WHEREAS, the Parties have previously entered into the Agreement; and

WHEREAS, the Parties wish to amend the Agreement and enter into certain other agreements with respect to the Merger Agreement (as defined in the Agreement).

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement or the Merger Agreement.

2.           Issuance and Delivery of ANDA Consideration Shares. With reference to Section 2.5(c) of the Merger Agreement, on the first Business Day after the Effective Date (and notwithstanding the fact that the ANDA Approval has not been obtained as of the Effective Date), Acquiror shall deliver to Stockholder 12,947,655 shares of Acquiror’s Common Stock, constituting the Target Stockholder ANDA Consideration (as defined in the Merger Agreement), including without limitation, all of the ANDA Escrow Shares (which shall not be issued and delivered to the Escrow Agent, but rather issued and delivered directly to the Stockholder without any further actions by the Stockholder or any other party). The Parties stipulate and agree that any and all shares of Acquiror’s Common Stock held by Stockholder, including without limitation any Filing Compensation Shares and Effectiveness Compensation Shares, if any, shall be deemed “Registrable Securities” as such term is defined in the Agreement. In addition, the Parties stipulate and agree that, except for any restrictions and limitations pursuant to applicable securities laws, the Shares are not subject to any restrictions or limitations on sale, disposition or transferability, whether pursuant to the Agreement, the Merger Agreement, this Amendment and Supplement, or otherwise.

3.           Registration Rights.

3.1            On or before the Filing Deadline, as defined below, the Acquiror shall prepare and file with the Securities and Exchange Commission (“Commission”) a registration statement on Form S-3, or such other form that may be available to the Acquiror (“Registration Statement”), covering the resale of all of the Registrable Securities. For purposes of this Amendment, the Filing Deadline shall be the earlier to occur of (i) the date which is thirty (30) days after the date that Acquiror lists its Common Stock on the Nasdaq Stock Market (“Nasdaq”) or any other national securities exchange, or (ii) February 1, 2017. In the event of a listing of Acquiror’s Common Stock on Nasdaq or any other national securities exchange (the “Listing”), Acquiror shall promptly (and in any event within two (2) days) give the Stockholder notice of such Listing. If a Registration Statement covering all of the Registrable Securities is not filed by Acquiror with the Commission on or prior to the Filing Deadline, for any reason or for no reason whatsoever and whether or not the Listing occurs, the Acquiror will issue and deliver to Stockholder, within five (5) business days after the Filing Deadline, without any payment by or cost or expense to Stockholder, as liquidated damages and not as a penalty, that number of shares of Acquiror’s Common Stock (“Filing Compensation Shares”) equal to 10.0% of the aggregate number of shares of Registrable Securities held by Stockholder as of the Filing Deadline; it being understood and agreed that such liquidated damages shall be in addition to, and not in lieu of, any other right or remedy which may be available to Stockholder in law or in equity (including, without limitation, any injunctive relief). The Filing Compensation Shares shall be deemed Registrable Securities for all intents and purposes, including without limitation for purposes of the Agreement and this Amendment and Supplement.

3.2             Acquiror shall use its best efforts to have the Registration Statement declared effective as soon as possible following the Filing Deadline, but in any event no later than May 15, 2017 (the “Effectiveness Deadline”), and shall promptly take any and all action required to ensure that the Registration Statement shall become effective no later than the Effectiveness Deadline, including without limitation respond to any comment letters issued with respect to the Registration Statement. The Parties agree and acknowledge that unless the Registration Statement is declared effective by the Commission on or before February 13, 2017, the Registration Statement will require an amendment to include the financial statements of the Acquiror for the fiscal year ending December 31, 2016, which financial statements will not be available until completion of the audit thereof, and the filing of the Acquiror’s Annual Report on Form 10-K for the year ending December 31, 2016, which Form 10-K is due to be filed on or before March 31, 2017. Notwithstanding the immediately preceding sentence, if the Registration Statement covering the resale of all of the Registrable Securities is not declared effective by the Commission on or prior to the Effectiveness Deadline (a “Registration Failure”), for any reason or for no reason whatsoever (and whether or not Acquiror has complied with its obligation to use best efforts to have the Registration Statement effective by the Effectiveness Deadline), the Acquiror will issue and deliver to Stockholder, within five (5) business days after the Registration Failure, without any payment by or cost or expense to Stockholder, as liquidated damages and not as a penalty, that number of shares of Acquiror’s Common Stock (“Effectiveness Compensation Shares”) equal to 10.0% of the aggregate number of shares of Registrable Securities held by Stockholder as of the Filing Deadline; it being understood and agreed that such liquidated damages shall be in addition to, and not in lieu of, any other right or remedy which may be available to Stockholder in law or in equity (including, without limitation, any injunctive relief). The Effectiveness Compensation Shares shall be deemed Registrable Securities for all intents and purposes, including without limitation for purposes of the Agreement and this Amendment and Supplement.

3.3             The Parties agree and acknowledge that in the event the Registration Statement is not filed by the Filing Deadline or declared effective by the Effectiveness Deadline due to a force majeure event, including the closing of the Commission or filing issues affecting the Commission’s EDGAR system, each outside the control of Acquiror (a “Force Majeure Event”), the Filing Deadline or Effectiveness Deadline, as the case may be, shall be the next business day following the Force Majeure Event. The Parties further agree and acknowledge that the issuance of Filing Compensation Shares and the Effectiveness Compensation Shares under Sections 3.1 and 3.2 above shall be cumulative, but shall not constitute the Stockholder’s exclusive monetary remedy for failure to meet the Filing Deadline or Effectiveness Deadline, as the case may be, and shall not affect the right of the Stockholder to seek injunctive relief or any other remedy; provided, however, any monetary award shall be reduced by the value of the Filing Compensation Shares and the Effectiveness Compensation Shares issued as a result of the failure to file the Registration Statement by the Filing Deadline or the failure of the Registration Statement to be declared effective by the Effectiveness Deadline, as the case may be. Acquiror shall be obligated to effect the registration pursuant to this Section 3 irrespective of any demand or notice by Stockholder.

4.           No Underwriters Cutbacks. Notwithstanding anything to the contrary in the Agreement, including without limitation the provisions of Section 2.3 of the Agreement, Acquiror and any underwriters participating in any registration to which Section 3 above apply, shall be required to cause to be registered in such registration and shall not be allowed to exclude from any such registration, whether pursuant to Section 2.3 or otherwise, any and all Registrable Securities held by Stockholder.

5.           Certain Acknowledgements and Waivers. Subject Acquiror’s compliance with the provisions of this Amendment and Supplement, Stockholder hereby waives any rights Stockholder had or now has, pursuant to the Agreement or otherwise, to have any Registrable Securities of Stockholder registered under the Form S-1 registration statement filed by Acquiror on August 9, 2016 or any other registration statement filed prior to August 9, 2016, and Stockholder hereby waives and releases Aqcuiror, directors, officer and affiliates from any claims in connection with such waived registration rights; it being expressly agreed, however, that this waiver and release shall not be deemed an admission by Acquiror that Acquiror was obligated to include any Registrable Securities of Stockholder in such Form S-1 registration statement. In addition, subject to Acquiror’s compliance with the provisions of this Amendment and Supplement, Stockholder hereby agrees that from the Effective Date through April 1, 2017, Stockholder shall not exercise or attempt to exercise any S-1, demand or other registration rights pursuant to Section 2.1 and 2.2 of the Agreement. Subject to Stockholder’s compliance with the provisions of this Amendment and Supplement, Acquiror hereby waives and releases Stockholder, its directors, officers and managers, and any of the former stockholders, directors and officers of Novalere FP, Inc., a Delaware corporation, from any claims in connection with or resulting from any delay or failure to obtain the ANDA Approval (as defined in the Agreement) or from any delay in launching or failure to launch of the Target Product (as defined in the Merger Agreement), including, without limitation, any claims that any of the foregoing released persons or entities has made any incorrect statements or representations or failed to disclose any information to Acquiror or anyone acting on its behalf; it being expressly agreed, however, that this waiver and release shall not be deemed an admission by Stockholder or any of the other foregoing released persons and entities that Novalere FP, Inc., Stockholder or any of the other foregoing released persons and entities made any incorrect statements or representations or failed to disclose any information to Acquiror or anyone acting on its behalf.

6.           General Provisions. The provisions of Section 3 of the Agreement shall apply to this Amendment mutatis mutandis. Except as expressly amended and supplemented by this Amendment and Supplement, the Agreement shall remain unchanged and in full force and is hereby ratified in all respects.

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IN WITNESS WHEREOF, the parties have executed this Amendment and Supplement as of the date first written above.

INNOVUS PHARMACEUTICALS, INC.

By: /s/ Bassam Damaj
Name: Bassam Damaj, Ph.D.
Title: President and Chief Executive Officer

NOVALERE HOLDINGS, LLC
By: /s/ Valerie Jo Friedman
Name: Valerie Jo Friedman
Title: Managing Member

By: /s/ David Cohen
Name: David Cohen
Title: Managing Member

By: /s/ Robert M. Kargman
Name: Robert M. Kargman
Title: Managing Member